Putnam New York Tax Exempt Income Fund, November 30, 2005, annual report

Because the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended Month day, year, Putnam Management has
assumed $14,806 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	46,933
		Class B	3,208
		Class C	323

72DD2	Class M	115

73A1		Class A	.346
		Class B	.303
		Class C	.275

74A2		Class M	.320


74U1		Class A	131,898
		Class B	9,610
		Class C	1,203

74U2		Class M	319

74V1		Class A	8.70
		Class B	8.69
		Class C	8.70

74V2		Class M	8.71


85B

Additional Information about Errors and Omissions Policy

While no claims with respect to the Registrant Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant Series.